Exhibit 99.3

RETENTION AGREEMENT

This Retention Agreement (the “Agreement”) is made and entered into as of the 4th day of December, 2006 by and between Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), and Kenneth R. Meyers (the “Executive”).

W I T N E S S E T H

WHEREAS, the Executive currently serves as an officer, a director and a key employee of United States Cellular Corporation (“USCC”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has  appointed the Executive as Executive Vice President and Chief Financial Officer and director of the Company effective January 1, 2007 and, as a result, the Executive will become an officer, director and key employee of the Company, and will cease to be an employee of USCC on January 1, 2007;

WHEREAS, the Compensation Committee of the Board has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from any possibility of the Executive’s termination of employment after he becomes an officer and employee of the Company on January 1, 2007.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the adequacy and sufficiency of which hereby are acknowledged, the Company and the Executive hereby agree as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

(a)           “Cause” shall mean (i) a material breach by the Executive of his employment duties and responsibilities (other than as a result of incapacity due to physical or mental illness) (A) which is the result of the Executive’s gross negligence or (B) which is demonstrably willful and deliberate on the Executive’s part and which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company; (ii) the commission by the Executive of a felony involving moral turpitude; or (iii) competition by the Executive with the Company or any of its affiliates or misappropriation of confidential information of the Company or any of its affiliates (as defined in the Executive’s 2006 Stock Option Award Agreement evidencing a stock option grant under the United States Cellular Corporation 2005 Long-Term Incentive Plan (the “Plan”)).

(b)  “Good Reason” shall mean the occurrence of any of the following events without the Executive’s written consent and which is not remedied by the Company within a reasonable period of time after receipt of written notice from the Executive specifying such event:

(i)  any of (A) a material and adverse change in the Executive’s duties with the Company as in effect on January 1, 2007, (B) a material and adverse change in the Executive’s reporting responsibilities, titles or offices with the Company as in effect on January 1, 2007 or (C) any failure to re-elect the Executive to any position with the Company held by the Executive on January 1, 2007; or

(ii)  a reduction by the Company in the Executive’s rate of annual base salary as in effect  on January 1, 2007 or as the same may be increased from time to time thereafter.

(c)           “Qualifying Termination” shall mean termination of the Executive’s employment with the Company by the Company without Cause or by the Executive for Good Reason.

2.             Payments upon Qualifying Termination.  The Company agrees, under the conditions described herein, to pay the Executive the payments described in this Section 2 if the Executive’s employment with the Company is terminated in a Qualifying Termination.

(a)           Stock Options.  The Company and the Executive hereby acknowledge that options to purchase shares of common stock of USCC (“Common Stock”) have heretofore been granted to the Executive pursuant to the Plan.  Under the terms of the award agreements with respect to such options, in certain circumstances any such options that are unexercisable upon the Executive’s termination of employment shall be canceled.  In recognition of the possibility of such cancellation, the Company hereby agrees that if the Executive’s employment with the Company is terminated in a Qualifying Termination, and if as a result of such termination any of the options identified in Exhibit A to this Agreement are canceled (the “Canceled Options”), as soon as administratively practicable after such Qualifying Termination the Company shall pay the Executive a lump sum cash payment equal to the difference between (i) the Fair Market Value (as defined in the Plan) on the date of the Qualifying Termination of the Common Stock subject to the Canceled Options and (ii) the exercise price with respect to such Canceled Options provided in the award agreement or agreements evidencing the option grant.  Notwithstanding any other provision herein, the calculation of any lump sum payable to the Executive pursuant to this Section 2(a) shall be adjusted by the Company in good faith to reflect any capital adjustment applicable to all holders of Common Stock that occurs prior to the date of the Qualifying Termination.

(b)           Restricted Stock Units. The Company and the Executive hereby acknowledge that restricted stock units payable in shares of Common Stock of USCC (“Restricted Stock Units”) have heretofore been granted to the Executive pursuant to the Plan. Under the terms of the award agreements with respect to such Restricted Stock Units, in certain circumstances any such Restricted Stock Unit that is unvested upon the Executive’s termination of employment shall be forfeited.  In recognition of the possibility of such forfeiture, the Company hereby agrees that if the Executive’s employment with the Company is terminated in a Qualifying Termination, and if as a result of such termination any of the Restricted Stock Units identified in Exhibit B to this Agreement is forfeited (the “Forfeited Restricted Stock Units”), as soon as administratively practicable after each date any such Forfeited Restricted Stock Units would have become vested had the Executive remained continuously in the employ of the Company until such date (the “Vesting Date”), the Company shall pay the Executive a lump sum cash payment equal to the Fair Market Value (as defined in the Plan) on the Vesting Date of the Common Stock of USCC subject to the Restricted Stock Units that would have become vested on such date had the Restricted Stock Units not been forfeited.  Notwithstanding any other provision herein, the calculation of any lump sum payable to the Executive pursuant to this Section 2(b) shall be adjusted by the Company in good faith to reflect any capital adjustment applicable to all holders of Common Stock that occurs prior to the Vesting Date.

3.             Withholding Taxes.  The Company may withhold from all payments due to the Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

4.             Reimbursement of Expenses.  If any contest or dispute shall arise with respect to this Agreement involving termination of the Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Executive’s claims in such contest or dispute, the Executive shall be required to reimburse the Company, no later than 12 months from the date of such resolution, for all sums paid to the Executive pursuant to this Section 4.

5.             Operative Event.  Notwithstanding any provision herein to the contrary, no amounts shall be payable hereunder unless the Executive’s employment with the Company is terminated in a Qualifying Termination.

6.             Effective Date.  This Agreement shall be effective as of the day and year first above written.

7.             Scope of Agreement.  Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company or its affiliates.  The Company reserves all rights to terminate the Executive’s employment with or without Cause.

8.             Successors; Binding Agreement.  (a)  This Agreement shall not be terminated by any merger or consolidation of the Company or as a result of any transfer of all or substantially all of the assets of the Company.

(b)           The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in Section 8(a), it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or his beneficiary or estate), all of the obligations of the Company hereunder.  Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive’s employment was terminated in a Qualifying Termination.  For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the date of the Executive’s Qualifying Termination.

(c)           This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive’s estate.

9.             Notices.  (a)  For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (i) if to the Executive, to Kenneth R. Meyers, 1308 Camelot Court, Arlington Heights, Illinois 60004, and if to the Company, to Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, Illinois  60602-2501, attention Vice President — Human Resources, with a copy to the General Counsel of the Company, William S. DeCarlo, Esq., Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603 or (ii) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(b)           A written notice of the Executive’s termination of employment by the Company or by the Executive, as the case may be, shall be provided to the other party and such notice shall specify the termination date (which date shall be not less than 15 days after the giving of such notice).  Any notice by the Company to the Executive of termination for Cause, or notice by the Executive to the Company of termination for Good Reason, additionally shall specify the particular termination provision in this Agreement relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination under the provision so indicated; provided, however, that the failure by the Company or the Executive to set forth in such notice any fact or circumstance which contributes to a showing of Cause or Good Reason, as the case may be, shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company’s or Executive’s rights hereunder.

10.           Full Settlement; Resolution of Disputes.  (a) The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

(b)           If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive’s employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was not a Qualifying Termination or that the Company is not otherwise obligated to pay any amount pursuant to this Agreement to the Executive or his dependents or other beneficiaries, as the case may be, the Company shall pay all such amounts to the Executive or his dependents or other beneficiaries, as the case may be, as though such termination was a Qualifying Termination; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section 10(b) except upon receipt of an undertaking by or on behalf of the Executive, his dependents or other beneficiaries to repay all such amounts to which the Executive, his dependents or other beneficiaries are ultimately adjudged by such court not to be entitled.

11.           Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principles of conflicts of laws.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

12.           Section 409A Compliance.  This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (enacted by the American Jobs Creation Act of 2004) (“Section 409A”), to the extent applicable thereto, and this Agreement shall be interpreted and construed accordingly.  Notwithstanding any other provisions of this Agreement, to the extent any payment under the Agreement is considered deferred compensation subject to Section 409A, such payment shall not be made until the six month anniversary of the Executive’s “separation from service” as defined under Section 409A and Treasury guidance thereunder (or if earlier, the earliest date on which such payment can be made without causing the Executive to incur penalties under Section 409A).  The Executive and the Company agree that they shall amend this Agreement in the future if necessary to satisfy any requirements of Section 409A or guidance provided by the Treasury to the extent applicable to the Agreement.

13.           Miscellaneous.  No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.  The rights of, and amounts payable to, the Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or amounts payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

14.           Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

TELEPHONE AND DATA SYSTEMS, INC.

By:
C. Theodore Herbert,
Vice President -— Human Resources

EXECUTIVE:

Kenneth R. Meyers

SIGNATURE PAGE TO RETENTION AGREEMENT

EXHIBIT A: STOCK OPTIONS COVERED BY THE AGREEMENT

Grant Date	Plan, Program or Arrangement	Number of Options	Date of Exercisability
March 31, 2003	2005 Long-Term Incentive Plan	66,275 (49,706 of which are exercisable)	16,569 become exercisable on March 31, 2007

March 31, 2004	2005 Long-Term Incentive Plan	35,225 (17,612 of which are exercisable)	8,806 become exercisable on March 31, 2007 and 8,807 become exercisable on March 31, 2008

March 31, 2005	2005 Long-Term Incentive Plan	34,400 (8,600 of which are exercisable)	8,600 become exercisable on each of March 31, 2007, 2008 and 2009

April 3, 2006	2005 Long-Term Incentive Plan	30,425 (none of which are exercisable)	7,606 become exercisable on each of April 3, 2007, 2008 and 2009 and 7,607 become exercisable on April 3, 2010

EXHIBIT B: RESTRICTED STOCK UNITS COVERED BY THE AGREEMENT

Grant Date	Plan, Program or Arrangement	Number of Restricted Stock Units	Date of Vesting
March 31, 2004	2005 Long-Term Incentive Plan	6,551 (all of which are unvested)	6,551 vest on March 31, 2007
March 31, 2005	2005 Long-Term Incentive Plan	13,897 (all of which are unvested)	13,897 vest on March 31, 2008
April 3, 2006	2005 Long-Term Incentive Plan	3,163 (all of which are unvested)	3,163 vest on April 3, 2009